UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 26, 2013, Polypore International, Inc. (the “Company”) announced that it has filed an application with the Federal Trade Commission (FTC) to sell its lead-acid battery separator facilities in Piney Flats, TN, and Feistritz, Austria (the “Microporous Business”) to Seven Mile Capital Partners II, LP. The Company is pursuing the sale in compliance with the divestiture provisions of the FTC’s Order in the Matter of Polypore International, Inc.  The sale is subject to Federal Trade Commission approval and is expected to close in the fourth quarter of 2013.

The Company will continue to own and operate the Microporous Business until the divestiture is completed. Effective June 24, 2013, the assets and liabilities of the Microporous Business have been classified as held for sale and have been aggregated and reported as discontinued operations in the Company’s financial results filed with the Securities and Exchange Commission.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: September 26, 2013	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer